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                                 EXHIBIT 21.1
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                        SUBSIDIARIES OF THE REGISTRANT
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                 Subsidiary                     Jurisdiction of Organization
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    StorageNetworks Securities Corporation              Massachusetts
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    StorageNetworks Asia Pacific Pty Limited              Australia
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            StorageNetworks GmbH                           Germany
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           StorageNetworks UK Ltd.                     United Kingdom
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